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                                                                  EXHIBIT 99.188


CRIBARI, JIM
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FROM:             ali vojdani
SENT:             Saturday, November 01, 1997 8:14 AM
TO:               Terry McManus; Steve Ingram; Dariush Shirmohammadi; Mehdi
                  Assadian; Shangyou Hao; Jill Cribari; Jim Cribari; Farrokh
                  Rahimi; Andy Goletz
SUBJECT:          Re[2]: FYI: FERC Order


         I was not in that meeting, but I suspect ISO might have talked about defering the OGM change order to after 1/1/98. I am not talking about that; we are talking about deleting the OGM module and OGM sequence all together.


______________________________ Reply Separator _________________________________
Subject:      Re: FYI: FERC Order
Author:       Andy Goletz at PSCMerit6
Date:         10/31/97 12:42 PM


         Based on our last exec comm meeting, I believe OGM has already been officially deferred until after 1/1/98.


______________________________ Reply Separator _________________________________
Subject:      FYI: FERC Order
Author:       ali vojdani at PSC-LADWP
Date:         10/31/97 8:57 AM



FYI.

Note item 9--FERC is focusing on the ISO'so problems in the area of Interzonal CONG. ENRON has been underlining the problem for FERC. I expect that ISO will be forced to change its congestion management protocol beyond 1/1/98. This is good for ABB who will get to make more money.

Note item 10--I expect ISO will ask us to scratch the OGM. This is good for us given that we get paid for OGM, and we do not have to deal with the variances. Of course we should claim that removing OGM is work if ISO asks for a refund.

Utilities are probably very disappointed with item 10. OGM would have shielded a large percentage of the utilities' resources from competition. I suspect that the utilities will now put a major focus on influencing the revision to PX OGM protocols to minimize the damage.

Given that FERC is removing OGM, I would argue that OGM related variances in ISST should not be classified as show stoppers. We may even want to bypass hours that include Over-generation. All ISO schedules will be balanced in the future.

I have an electronic copy of the FERC ruling (300K, 306 pages). Let me know if you want me to forward it to you.

________________________________ Forward Header ________________________________
Subject:      FYI: FERC Order
Author:       GAA6%AsiEss%CTS@bangate.pge.com%smtp at x400po
Date:         10/31/97 9:16 AM

Comments:

---------------------- [ Original Message ] ----------------------
To:               WEPEXGroup@PClOs@PS, GES Change Team@ERP@PS,
FilingReviewGroup@PClOs



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